EXHIBIT 10.3

AMENDMENT NO. 5
TO
AGREEMENT FOR INVENTORY FINANCING

     This Amendment No. 5 (“Amendment”) to the Agreement for Inventory Financing is made as of February 28, 2005 by and among IBM Credit LLC, a Delaware limited liability company, formerly IBM Credit Corporation (“IBM Credit”), Business Supplies Distributors Holdings, LLC, a limited liability company duly organized under the laws of the state of Delaware (“Holdings”), Supplies Distributors, Inc. (formerly known as BSD Acquisition Corp.), a corporation duly organized under the laws of the state of Delaware (“Borrower”), Priority Fulfillment Services, Inc., a corporation duly organized under the laws of the state of Delaware (“PFS”) and PFSweb, Inc., a corporation duly organized under the laws of the state of Delaware (“PFSweb”) (Borrower, Holdings, PFS, PFSweb, and any other entity that executes this Agreement or any Other Document, including without limitation all Guarantors, are each individually referred to as a “Loan Party” and collectively referred to as “Loan Parties”).

RECITALS:

     A. Each Loan Party and IBM Credit have entered into that certain Agreement for Inventory Financing dated as of March 29, 2002 (as amended, supplemented or otherwise modified from time to time, the “Agreement”); and

     B. The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions set forth herein.

AGREEMENT

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, the other Loan Parties and IBM Credit hereby agree as follows:

     Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Amendment.

     Subject to the satisfaction of the conditions precedents set forth in Section 3 hereof, the Agreement is hereby amended as follows:

     A. Section 1 of the Agreement is hereby amended by amending the definition of “Termination Date” to read in its entirety as follows:

     “ ‘Termination Date’: shall mean March 31, 2006 or such other date as IBM Credit and the Borrower may agree to from time to time in writing.”

     B. Agreement is further hereby amended by amending by deleting Section 8.6 in its entirety and substituting, in lieu thereof, the following:

“8.6. Restricted Payments. Borrower will not, directly or indirectly make any of the following payments (“Restricted Payments”) without prior written consent from IBM Credit, which shall not be unreasonably delayed or denied: (i) declare or pay any dividend (other than dividends payable solely in common stock of Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of Borrower or any warrants, options or rights to purchase any such capital stock or Equity Interests, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower; or (ii) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than the Obligations), provided, however, that Borrower (a) may in the ordinary course administration thereof make payments on the revolving loans made by Congress pursuant to the Congress Credit Agreement, except as permitted by the Amended and Restated Notes Payable Subordination Agreement and (b) may in fiscal year 2005 pay cash dividends not to exceed the aggregate of One Million Dollars ($1,000,000.00) plus the United States Dollar equivalent of dividends the Borrower receives in fiscal year 2005 from BSD Europe.”

Section 3. Conditions of Effectiveness of Amendment. This Amendment shall become effective upon the receipt by IBM Credit of this Amendment that shall have been authorized, executed and delivered by each of the parties hereto and IBM Credit shall have received a copy of such fully executed Amendment.

Section 4. Representations and Warranties. Each Loan Party makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

Section 4.1 Accuracy and Completeness of Warranties and Representations. All representations made by the Loan Party in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by the Loan Party in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

Section 4.2 Violation of Other Agreements and Consent. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder (a) do not violate or cause any Loan Party not to be in compliance with the terms of any agreement to which such Loan Party is a party, and (b) require the consent of any Person.

Section 4.3 Litigation. Except as has been disclosed by the Loan Party to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against any Loan Party, which, if adversely determined, would materially adversely affect the Loan Party’s ability to perform such Loan Party’s obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

Section 4.4 Enforceability of Amendment. This Amendment has been duly authorized, executed and delivered by each Loan Party and is enforceable against each Loan Party in accordance with its terms.

Section 5. Ratification of Agreement. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Each Loan Party hereby ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of such Loan Party, and is not subject to any claims, offsets or defenses.

Section 6. Ratification of Guaranty and Notes Payable Subordination Agreement. Each of Holdings, PFSweb and PFS hereby ratify and confirm their respective guaranties in favor of IBM Credit and agree that such guaranties remain in full force and effect and that the term “Liabilities”, as used therein include, without limitation the indebtedness liabilities and obligations of the Borrower under the Agreement as amended hereby.

Section 7. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

Section 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

     IN WITNESS WHEREOF, each Loan Party has read this entire Amendment, and has caused its authorized representatives to execute this Amendment and has caused its corporate seal, if any, to be affixed hereto as of the date first written above.

IBM Credit LLC	Supplies Distributors, Inc.

[PLEASE PRINT NAME & TITLE]	[PLEASE PRINT NAME & TITLE]

Priority Fulfillment Services, Inc.

[PLEASE PRINT NAME & TITLE]

PFSweb, Inc.

[PLEASE PRINT NAME & TITLE]

Business Supplies Distributors Holdings, LLC,

By:

as Managing Member

[PLEASE PRINT NAME & TITLE]